UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

Phantom Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50535	65-1048794
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

800 Fifth Avenue, Suite 4100, Seattle, Washington 98104
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (206) 370-4758

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 6, 2006, Phantom Entertainment, Inc. (the "Company") entered into a Manufacturing and Supply Agreement (the “Agreement”) with Itron Technology, Inc. (“Itron”) pursuant to which the Company engaged Itron, and Itron agreed, to manufacture the Company’s Phantom® Lapboard, a combination keyboard/mouse peripheral designed to enhance video game play on PCs, together with certain components related to the Phantom® Lapboard. In addition, Itron will be responsible for filling purchase orders for the Phantom® Lapboard delivered to Itron by the Company during the term of the Agreement.

The Agreement terminates 1 year from the date of execution; provided, however, that the 1 year term shall be automatically renewed for successive 1 year terms unless terminated by either party with 90 days advanced written notice delivered prior to the termination date.

On November 7, 2006, the Company issued a press release announcing that it has entered into the Agreement with Itron to manufacture the Company’s Phantom® Lapboard. A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Manufacturing and Supply Agreement dated as of November 6, 2006 by and between Phantom Entertainment, Inc. and Itron Technology, Inc.
99.1	Press release of Phantom Entertainment, Inc. dated as of November 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Entertainment, Inc.

Date: November 8, 2006	/s/ Greg Koler
Greg Koler
Chief Executive Officer